ADVISORY AGREEMENT


             AllianceBernstein Global Government Income Trust, Inc.
                           1345 Avenue of the Americas
                            New York, New York 10105


                                                  July 22, 1992, as amended
                                                  September 7, 2004 and
                                                  September 13, 2006

AllianceBernstein L.P.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

          We, the undersigned AllianceBernstein Global Government Income Trust, Inc. herewith confirm our agreement with you as follows:

          1. We are an, open-end, non-diversified management investment company registered under the Investment Company Act of 1940 (the "Act"). We are currently authorized to issue separate classes of shares and our Directors are authorized to reclassify and issue any unissued shares to any number of additional classes or series (portfolios) each having its own investment objective, policies and restrictions, all as more fully described in the prospectus and the statement of additional information constituting parts of the Registration Statement filed on our behalf under the Securities Act of 1933 and the Act. We propose to engage in the business of investing and reinvesting the assets of each of our portfolios in securities ("the portfolio assets") of the type and in accordance with the limitations specified in our Articles of Incorporation, By-Laws, Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Act, and any representations made in our prospectus and statement of additional information, all in such manner and to such extent as may from time to time be authorized by our Board of Directors. We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof.

          2. (a) We hereby employ you to manage the investment and reinvestment of the portfolio assets as above specified and, without limiting the generality of the foregoing, to provide management and other services specified below.

             (b) You will make decisions with respect to all purchases and sales of the portfolio assets. To carry out such decisions, you are hereby authorized, as our agent and attorney- in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of the portfolio assets. In all purchases, sales and other transactions in the portfolio assets you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

             (c) You will report to our Board of Directors at each meeting thereof all changes in the portfolio assets since the prior report, and will also keep us in touch with important developments affecting the portfolio assets and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in the portfolio assets, the industries in which they engage, or the conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to the portfolio assets as you may believe appropriate or as we reasonably may request. In making such purchases and sales of the portfolio assets, you will bear in mind the policies set from time to time by our Board of Directors as well as the limitations imposed by our Articles of Incorporation and in our Registration Statement under the Act and the Securities Act of 1933, the limitations in the Act and of the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies and the investment objective, policies and restrictions applicable to each of our portfolios.

             (d) It is understood that you will from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance of this agreement at our request you will provide us persons satisfactory to our Board of Directors to serve as our officers. You or your affiliates will also provide persons, who may be our officers, to render such clerical, accounting and other services to us as we may from time to time request of you. Such personnel may be employees of you or your affiliates. We will pay to you or your affiliates the cost of such personnel for rendering such services to us, provided that all time devoted to the investment or reinvestment of the portfolio assets shall be for your account. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject. You or your affiliates shall also be responsible for the payment of any expenses incurred in promoting the sale of our shares (other than the portion of the promotional expenses to be borne by us in accordance with an effective plan pursuant to Rule 12b-1 under the Act and the costs of printing our prospectuses and other reports to stockholders and fees related to registration with the Securities and Exchange Commission and with state regulatory authorities).

          3. It is further agreed that you shall be responsible for the portion of the net expenses of each of our portfolios (except interest, taxes, brokerage, fees paid in accordance with an effective plan pursuant to Rule 12b-1 under the Act, expenditures which are capitalized in accordance with generally accepted accounting principles and extraordinary expenses, all to the extent permitted by applicable state law and regulation) incurred by us during each of our fiscal years or portion thereof that this agreement is in effect between us which, as to a portfolio, in any such year exceeds the limits applicable to such portfolio under the laws or regulations of any state in which our shares are qualified for sale (reduced pro rata for any portion of less than a year). We hereby confirm that, subject to the foregoing, we shall be responsible and hereby assume the obligation for payment of all our other expenses, including:
(a) payment of the fee payable to you under paragraph 5 hereof; (b) custody, transfer, and dividend disbursing expenses; (c) fees of directors who are not your affiliated persons; (d) legal and auditing expenses; (e) clerical, accounting and other office costs; (f) the cost of personnel providing services to us, as provided in subparagraph (d) of paragraph 2 above; (g) costs of printing our prospectuses and stockholder reports; (h) cost of maintenance of corporate existence; (i) interest charges, taxes, brokerage fees and commissions; (j) costs of stationery and supplies; (k) expenses and fees related to registration and filing with the Securities and Exchange Commission and with state regulatory authorities; and (l) such promotional expenses as may be contemplated by an effective plan pursuant to Rule 12b-1 under the Act provided, however, that our payment of such promotional expenses shall be in the amounts, and in accordance with the procedures, set forth in such plan.

          4. We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

          5. In consideration of the foregoing we will pay you a monthly fee at an annualized rate of .50 of 1.00% of the first $2.5 billion, .45 of 1.00% of the excess over $2.5 billion up to $5 billion and .40 of 1.00% of the excess over $5 billion of our average daily adjusted total assets (i.e., the average daily value of our total assets, minus the sum of our accrued liabilities (other then the principal amount of money borrowed)). Such fee shall be payable in arrears on the last day of each calendar month for services performed hereunder during such month. If our initial Registration Statement is declared effective by the Securities and Exchange Commission after the beginning of a month or this agreement terminates prior to the end of a month, such fee shall be prorated according to the proportion which such portion of the month bears to the full month.

          6. This agreement shall become effective on the date hereof, and shall remain in effect until the first meeting of our shareholders and, if approved by the vote of a majority of the outstanding voting securities, as defined in the Act, at such meeting, continue in effect until October 31, 1993 and shall continue in effect thereafter with respect to each portfolio so long as its continuance is specifically approved at least annually by the Board of Directors or by majority vote of the holders of the outstanding voting securities of such portfolio (as defined in the Act), and, in either case, by a majority of the Board of Directors who are not interested persons, as defined in the Act, of any party to this agreement (other than as Directors of our corporation), provided further, however, that if the continuation of this agreement is not approved as to a portfolio, you may continue to render to such portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This agreement may be terminated with respect to any portfolio at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities (as so defined) of such portfolio, or by a vote of the Board of Directors on 60 days' written notice to you, or by you with respect to any portfolio on 60 days' written notice to us.

          7. This agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The term "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed hereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

          8. (a) Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the officers or directors of AllianceBernstein Corporation, your general partner, who may also be a Director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or association.

             (b) You will notify us of any change in the general partners of your partnership within a reasonable time after such change.

          9. If you cease to act as our investment adviser, or, in any event, if you so request in writing, we agree to take all necessary action to change our name to a name not including the terms "Alliance," "Bernstein" or "AllianceBernstein." You may from time to time make available without charge to us for our use such marks or symbols owned by you, including marks or symbols containing the terms "Alliance," "Bernstein" or "AllianceBernstein" or any variation thereof, as you may consider appropriate. Any such marks or symbols so made available will remain your property and you shall have the right, upon notice in writing, to require us to cease the use of such mark or symbol at any time.

          10. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Act.

          If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof. Very truly yours,

                                                   ALLIANCEBERNSTEIN GLOBAL
                                                   GOVERNMENT INCOME TRUST, INC.


                                                   By:
                                                       ---------------------
                                                   Name: Emilie D. Wrapp
                                                   Title: Secretary

Agreed to and accepted as of
July 22, 1992, as amended September 7, 2004 and September 13, 2006

ALLIANCEBERNSTEIN L.P.



By:
  --------------------
  Name:  Adam Spilka
  Title: Secretary




SK 00250 0073 700452